Legal/Board.96/ByLaws.4

            BY-LAWS AS AMENDED THROUGH FEBRUARY 21, 1997


                        B Y  -  L A W S
                               OF
                    CALENERGY COMPANY, INC.
                     a Delaware corporation



                           ARTICLE I

                    MEETINGS OF STOCKHOLDERS

     Section 1.     Annual Meeting.     The annual meeting of

the stockholders  of  California  Energy Company,  Inc.

(hereinafter called the "Corporation") shall be held at 10:00

a.m. on such day in  the  month  of May in each year as shall be selected  by  the Chairman  of the Board, or, failing such

selection, by the  Board of  Directors.   At  the annual

meeting, the  stockholders  shall elect  by  a  plurality  vote a board of  directors  (hereinafter referred to as "Board"),

and transact such other business as  may properly  be  brought before the meeting.  If the annual  meeting shall  not be held on the day hereinabove provided for, the Board shall  cause

the  meeting  to  be held  as  soon  thereafter  as convenient.


      Section 2.     Special Meetings.   Special meetings of

the stockholders  may be called for any purpose or  purposes  at any time only by the Board, or the President.  Special

meetings may not be called by the stockholders.


      Section 3.  Notice of Meetings.  Notice of the place,

date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting,  the purpose or  purposes thereof, shall be given personally or by mail  in  a postage prepaid envelope to each stockholder entitled to vote at such  meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such  stockholder at his address as it appears on the records  of the Corporation, unless he shall have filed

with the Secretary of the  Corporation a written request that notices to him be  mailed to  some other address, in which case it shall be directed to him at  such  other  address.  Notice of any meeting of  stockholders shall  not  be required to be given to any stockholder who  shall attend  such meeting in

person or by proxy and shall not, at  the beginning  of  such meeting, object to the  transaction  of  any business  because the meeting is not lawfully called or convened, or  who shall,

either before or after the meeting, sign a waiver. Notice of an adjourned meeting need not be given if the time  and place  to which the meeting shall be adjourned were announced  at the

meeting at which the adjournment is taken.  At the adjourned meeting  the  Corporation may transact any business  which

might have been transacted at the original meeting.  If the

adjournment is  for more than thirty days, or if after the

adjournment a  new record  date is fixed for the adjourned

meeting, a notice of  the adjourned  meeting shall be given to each stockholder  of  record entitled to vote at the meeting.



     Section 4.  Place of Meetings.  Meetings of the

stockholders may  be  held  at  such  place, within or without the  State  of Delaware,  as  the Board or the officer calling the  same  shall specify  in  the  notice of such meeting, or in a  duly  executed waiver of notice thereof.


       Section  5.   Quorum.   (a)   At  all  meetings   of

the stockholders, the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be  present in person or by proxy to constitute a quorum for the transaction  of  any  business (except business  referred  to in subsection  (b) below), except when stockholders are

required  to vote  by  class,  in  which event a majority of the  issued  and outstanding shares of the appropriate class shall be  present  in person  or by proxy, or except as

otherwise provided by  statute. (b)   At all meetings of the

stockholders in which the action  to be  taken  requires  the approval of  sixty-six  and  two-thirds percent  (66 2/3%) of the issued and outstanding shares of  stock entitled  to  vote,

the  holders of sixty-  six  and  two-thirds percent  (66

2/3%)  of the shares of stock  of  the  Corporation issued  and outstanding and entitled to vote shall be present  in person or  by  proxy in order to constitute  a  quorum  for  the

transaction  of  any such business, except when stockholders are required  to  vote  by  class,  in  which  event,  sixty-

six  and two-thirds percent (66 2/3%) of the issued and

outstanding shares of  the appropriate class shall be present in person or by proxy, or  except as otherwise provided by

statute.  (c)  In the absence of  a  quorum, the holders of a majority of the shares  of  stock present  in  person or by

proxy and entitled to vote,  or  if  no stockholder entitled to vote is present, then any officer of  the Corporation, may

adjourn the meeting from time to time.   At  any such

adjourned  meeting at which a quorum  may  be  present  any

business  may  be transacted which might have been transacted at the meeting as originally called.



       Section  6.   Organization.   At  each  meeting   of

the stockholders  the  Chairman of the Board, or in  his  absence or inability  to act, the President, or in the absence or

inability to  act  of  the  Chairman  of the Board  or

President,  a  Vice President, or in the absence of all of the foregoing, any  person chosen by a majority of those

stockholders present, shall act  as chairman  of  the meeting.

The Secretary, or in his  absence  or inability to act, the

Assistant Secretary or any person appointed

by  the  chairman of the meeting, shall act as secretary  of the meeting and keep the minutes thereof.



     Section 7.  Order of Business.  The order of business at

all meetings  of  the  stockholders shall be  as  determined  by the chairman of the meeting.





     Section 8.  Voting.  Except as otherwise required by

statute or  by the Certificate of Incorporation, each holder of record of shares  of stock of the Corporation having voting power

shall  be entitled  at  each meeting of the stockholders to

one  vote  for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the  record  date  for the determination of the stockholders  who shall

be  entitled to notice of and to vote at such meeting; or at

the close  of    business on the day next preceding the  day

on  which notice  thereof  shall be given, or if notice is waived,  at the close of business on the day next preceding the day on

which  the meeting  is  held; or each stockholder entitled to vote  at  any meeting  of stockholders may authorize another person or  persons to  act  for  him  by a proxy signed by such stockholder  or  his attorney-in-fact.  Any  such proxy  shall

be  delivered  to  the secretary                            of

such meeting at or prior to the time designated  in

the  order of business for so delivering such proxies.  No

proxy shall be valid after the expiration of three years from the  date thereof,  unless  otherwise provided in the proxy.

Every  proxy shall  be

revocable at the pleasure of the stockholder executing

it, except in those cases where an irrevocable proxy is

permitted by  law.  Except as otherwise provided by statute,

these By-Laws, or  the Certificate of Incorporation, any

corporate action to  be taken  by

vote  of  the stockholders shall be  authorized  by  a

majority of the total votes, or when stockholders are required to vote  by  class  by  a majority of the votes of  the

appropriate class, cast at a meeting of stockholders by the

holders of shares present in person or represented by proxy and entitled to vote on such  action.  Unless required to be

advisable, the vote  on  any question  need  not be by written ballot.  On a vote  by  written ballot, each ballot shall be signed by the stockholder voting, or by  his proxy, if there be such proxy, and shall state the number of shares voted.



      Section  9.   List of Stockholders.  The  officer  who

has

charge  of the stock ledger of the Corporation shall prepare and make,  at least ten days before every meeting of

stockholders,  a complete  list  of  the stockholders entitled to  vote  at  that meeting,

arranged  in  alphabetical  order,  and  showing      the

addresses of each stockholder and the number of shares

registered in  the name of each stockholder.  Such list shall be open to the examination  of any stockholder, for any purpose germane  to  the meeting,  during  ordinary business hours, for a  period  of  at least ten days prior to the meeting, either at a place within the city  where  the  meeting is to be held,

which  place  shall  be specified  in the notice of the

meeting, or if not so  specified, at  the  place where the

meeting is to be held.  The  list  shall also  be  produced and kept at the time and place of the  meeting during  the  whole time thereof, and may  be  inspected  by  any stockholder who is present.





      Section 10. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or

(2)  unless  the Certificate of Incorporation provides

otherwise, with  the  written consent of the holders of not

less  than  the minimum  percentage of the total vote required by statue for  the proposed  corporate action, and provided

that prompt notice  must be  given  to all stockholders of the taking of corporate  action without a meeting.



                          ARTICLE II

                       BOARD OF DIRECTORS

     Section 1.  General Powers.  The business and affairs of

the Corporation  shall  be  managed by  the  Board.   The

Board  may exercise all such authority and powers of the

Corporation and  do all  such  lawful acts and things as are not by  statute  or  the Certificate of Incorporation directed or required to be exercised or done by the stockholders.





      Section 2.  (a)  Number, Qualifications, Election and

Term of  Office.  The business and affairs of the Corporation shall be managed  and  controlled  by a Board of Directors

consisting  of thirteen persons.  At the 1989 Annual Meeting of

Stockholders,  the directors  were  divided into three classes,

as nearly  equal  in number as possible, with the term of

office of the first class to expire  at the 1990 Annual Meeting of Stockholders, the  term  of office  of the second class to expire at the 1991 Annual  Meeting of  Stockholders  and the term of office of the  third  class  to expire  at  the  1992

Annual Meeting of Stockholders.                    At  each

Annual   Meeting   of   Stockholders   following   such

initial

classification and election, directors elected to  succeed

those directors  whose  terms expire shall be elected  for  a term  of office  to  expire  at  the third succeeding  Annual

Meeting  of Stockholders  after their election.  All directors shall  be  the age  of  majority and need not be  stockholders.

Each  director

shall hold office until the end of his term and until his

successor  shall have been duly elected and qualified,  or

until his  death, or until he shall have resigned, or have been removed for  cause,  as  hereinafter provided  in  these  By-

Laws  or  as otherwise

provided   by   statute   or   the   Certificate   of

Incorporation.





      (b)  Filling of Vacancies.  Except as otherwise provided

in Article II, Section 11, any vacancies on the Board resulting from death,  resignation, retirement, disqualification,

removal  from office  or other cause shall be filled by a

majority vote of  the directors  then  in  office, and

directors so chosen  shall  hold office  for a term expiring at the Annual Meeting of Stockholders at  which  the term of the class to which they have been  elected expires.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

      (c)   Removal.  Any director, or the entire Board,  may

be

removed  from office at any time, but only for cause and only by the affirmative vote of a majority of the Board or the

holders of at least sixty six and two thirds percent (66 2/3%)

of the voting power  of all of the shares of the Corporation

entitled  to  vote for  the  election  of  directors.   For

the  purposes  of  this Paragraph  (c),  "cause"  shall mean the willful  and  continuous failure  of  a director

substantially to perform such  director's duties to the

Corporation (other than such failure resulting from incapacity due  to physical or mental illness)  or  the  willful engaging by  a  director  in  gross  misconduct  materially  and

demonstrably injurious to the Corporation.





     Section 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

      Section  4.  First Meeting.  The Board shall meet  for

the purpose  of  organization,  the election  of  officers,

and  the transaction of other business, as soon as practicable after  each Annual

Meeting of Stockholders, on the same day and at the  same

place  where such annual meeting shall be held.  Notice  of

such

meeting need not be given.  Such meeting may be held at any

other time  or  place  (within or without the State of

Delaware)  which shall

be  specified  in a notice thereof  given  as  hereinafter

provided in Article II, Section 7.





     Section 5.  Regular Meetings.  Regular meetings of the

Board shall

be held at such time and place as the Board may from  time

to  time determine.  If any day fixed for a regular meeting

shall be  a legal holiday at the place where the meeting is to be held, then  the meeting which would otherwise be held on

that day shall be  held  at  the same hour on the next

succeeding business  day. Notice

of regular meetings of the Board need not be given except

as otherwise required by statute or these By-Laws.





     Section 6.  Special Meetings.  Special meetings of the

Board may  be called by two or more directors of the

Corporation or  by the Chairman of the Board or the President.





      Section  7.   Notice of Meetings.  Notice of  each

special meeting  of  the  Board (and of each regular  meeting for  which notice

shall  be  required) shall be given by the  Secretary  as

hereinafter provided in this Section 7, in which notice shall be stated

the  time  and  place (within or  without  the  State  of

Delaware) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, facsimile, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class  mail,  postage pre-paid, addressed  to  him  at his residence, or usual place of business, at least three days before the  day on which such meeting is to be held.  Notice of any such meeting  need  not  be given to any director  who

shall,  either before or after the meeting, submit a signed

waiver of notice  or who shall attend such meeting without

protesting, prior to or  at its commencement, the lack of

notice to him.  Except as otherwise specifically  required by these By-Laws, a notice  or  waiver  of notice  of  any

regular or special meeting need  not  state  the purposes of such meeting.



     Section 8.  Quorum and Manner of Acting.  Three directors

or one-third  of  the entire Board, whichever is greater,

shall  be present  in  person  at  any meeting of the  Board in  order  to constitute  a  quorum  for the transaction of

business  at  such meeting,  and, except as otherwise expressly required by  statute or the Certificate of Incorporation, the act of a majority of the directors  present  at any meeting at which a quorum  is  present shall be the act of the Board.  In the absence of a quorum at any meeting  of  the  Board,  a

majority of  the  directors  present thereat, or if no director be present, the Secretary may  adjourn such  meeting to another time and place, or such meeting,  unless it  be the first

meeting of the Board, need not be held.  At  any adjourned

meeting at which a quorum is present, any business  may be

transacted which might have been transacted at the meeting as originally  called.  Except as provided in Article III  of

these By-Laws,  the  directors  shall act  only  as  a  Board and  the individual directors shall have no power as such.

     Section 9. Organization. At each meeting of the Board, the Chairman of the Board (or, in his absence or inability to act, the President, or in his absence or inability to act, another director chosen by a majority of the directors present) shall act as  chairman  of the meeting and preside thereat.  The

Secretary (or, in his absence or inability to act, any person appointed  by the  chairman) shall act as secretary of the

meeting and keep the minutes thereof.



      Section  10.  Resignation.  Any director of the

Corporation may                                    resign  at

any  time  by  giving  written  notice  of  his

resignation  to  the  Board  or Chairman  of  the  Board  or the President  or  the  Secretary.  Any such resignation  shall take effect  at  the time specified therein or, if the  time

when  it shall                                    become

effective  shall  not  be   specified   therein,

immediately  upon  its  acceptance.  Unless  otherwise

specified therein,  the  acceptance  of  such   resignation

shall  not  be necessary to make it effective.





     Section 11.  Certain Vacancies.  Vacancies and newly

created

directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. When one or  more  directors shall resign from the Board, effective  at a future  date,  a  majority  of  the  directors  then  in

office, including  those who have so resigned, shall have power to  fill such  vacancy or vacancies, the vote thereon to take effect  when such resignation or resignations shall become

effective, and each director  so chosen shall hold office as provided in this  action in the filling of other vacancies.



      Section  12.  Compensation.  The Board shall have

authority to  fix  the  compensation, including fees and

reimbursement  of expenses,  of  directors for services to the

Corporation  in  any capacity,  provided no such payment shall preclude  any  director from  serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13.  Action Without Meeting.  Any action required

or

permitted  to  be  taken at any meeting of the Board  or  of any committee  thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing,  and the writing or writings are filed with the  minutes of proceedings of the Board or committee.









       Section   14.   Telephonic  Meetings.   Unless

otherwise restricted  by  the  Certificate of  Incorporation or  by  these By-Laws, members of the Board of Directors may participate  in  a meeting of the Board of Directors, or any committee, by means  of conference telephone or similar

communications equipment by means of  which all persons

participating in the meeting can hear  each other           and

such  participation in  a  meeting  shall  constitute

presence in person at the meeting.





                          ARTICLE III

                 EXECUTIVE AND OTHER COMMITTEES

Section 1.  Executive and Other Committees.  The Board may,

by  resolution passed by a majority of the whole Board,

designate one  or more committees, each committee to consist of two or more of  the  directors  of the Corporation.  The

Executive  Committee shall  consist of the Chairman of the

Board and such of the other members  of  the  Board  as shall be appointed  pursuant  to  the immediately preceding sentence.

The Board may designate  one  or more  directors  as alternate members of any committee,  who  may replace any absent or

disqualified member at any meeting  of  the committee.    Any

such committee, to the extent provided  in  the

resolution  creating the committee, shall have and  may

exercise the  powers  of the Board in the management of the

business  and affairs  of  the Corporation, and may authorize the seal  of  the Corporation  to  be affixed to all papers

which may  require  it; provided, however, that in the absence or disqualification of any member  of  such committee or

committees, the member  or  members thereof  present at any

meeting and not disqualified from voting, whether  or  not  he,

she  or  they  constitute  a  quorum,  may unanimously  appoint another member of the Board to  act  at  the meeting  in the place of any such absent or disqualified  member. Each

committee shall keep written minutes of its proceedings  and shall  report such minutes to the Board when required.  All

such proceedings  shall  be subject to revision or alteration by  the Board;  provided,  however,  that  third  parties

shall  not  be prejudiced by such revision or alteration.





      Section  2.   General.   A majority of  any  committee

may

determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.
Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section
7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing

herein shall be deemed to prevent the Board from appointing one or  more committees consisting in whole or in part of persons

who are        not

directors  of  the Corporation; provided, however, that  no

such committee shall have or may exercise any authority of the

Board.

                          ARTICLE IV

                           OFFICERS

      Section 1.  Number and Qualifications.  The officers of

the Corporation  shall include the Chairman of the Board,  the

ViceChairman of the Board, the President, one or more Vice-

Presidents (any of whom may be designated as Executive Vice-

President),       the

Chief  Financial Officer, the Treasurer, the Controller  and

the

Secretary.   Any  two or more offices may be  held  by  the

same person.  Such officers shall be elected from time to time

by         the

Board  or by the Chairman of the Board, each to hold office

until his successor shall have been duly elected or appointed and shall have  qualified,  or  until his death, or  until  he shall  have resigned, or have been removed, as hereinafter

provided in  these By-Laws. The Board may from time to time

elect, or the Chairman

of  the Board may appoint, such other officers (including one

or

more   Assistant   Vice-Presidents,  Assistant  Secretaries

and

Assistant  Treasurers), and such agents as may  be  necessary

or

desirable  for  the  business  of the  Corporation.   Such

other

officers  and  agents  shall have duties  and  shall  hold

their offices  for such terms as may be prescribed by the Board

or         by

the appointing authority.





      Section  2.   Resignations.  Any officer of the

Corporation may   resign  at  any  time  by  giving  written

notice  of  his

resignation  to  the  Board,  the  Chairman  of  the  Board,

the

President  or  the  Secretary.  Any such resignation  shall
take effect  at  the time specified therein or, if the  time
when       it

shall   become   effective  shall  not  be   specified

therein, immediately  upon  its receipt; and, unless  otherwise

specified therein,  the  acceptance  of  such   resignation

shall  not  be necessary to make it effective.



       Section  3.   Removal.   Any  officer  or  agent  of

the

Corporation may be removed, either with or without cause, at any time, by the Chairman of the Board or by the vote of the majority of  the  entire Board at any meeting of the Board .

Such removal shall be without prejudice to the contractual

rights, if any,  of the person so removed.





      Section  4.   Vacancies.  A vacancy in any office,

whether arising from death, resignation, removal or any other cause,  may be  filled  for the unexpired portion of the term of  the  office which  shall be vacant, in the manner

prescribed in these By-Laws for the regular elections or

appointment to such office.





      Section 5.  The Chairman of the Board.  The Chairman of

the Board shall be the Chief Executive Officer and shall have general and  active supervision and direction over the

management of  the Corporation's business and over the

President and Chief Operating Officer  and all of the

Corporation's other officers, agents  and employees.  The

Chairman of the Board shall, if present,  preside at each

meeting of the stockholders and of the Board and shall be an

ex  officio  member  of all committees  of  the  Board.   The

Chairman  of the Board shall perform all duties incident  to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

      Section  6.  Vice-Chairman of the Board.  The Vice-

Chairman of  the Board shall be responsible for assisting the

Chairman  of the  Board and shall perform all such duties as may from time  to

time be assigned to him by the Board.



      Section  7.  The President.  Unless the President's

duties

are  otherwise  modified  by  the  Chairman  of  the  Board,

the President  shall,  in  consultation  with  and  subject  to the

direction  of the Chairman of the Board, have general and

active management of the operations and business of the

Corporation  and general and active supervision and direction over the affairs  of the  Corporation and over all of its other officers,  agents  and employees  (except the Chairman of the

Board and Chief  Executive Officer).   The  President  shall

be  the  Corporation's   Chief Operating  Officer and shall see

that all duties  of  subordinate officers  are  properly

performed and that their responsibilities are

properly  discharged.   In  performing  such  duties, the

President shall report directly to the Chairman of the Board and shall  consult with the Chairman of the Board and be

subject  to

the  direction of the Chairman of the Board regarding

significant decisions and strategic options for the Company.

At the  request of  the  Chairman of the Board, or in the case of his absence  or inability to act, the President shall

perform the duties  of  the Chairman  of  the  Board and when so acting shall  have  all  the powers  of,  and  be subject to, all the restrictions  upon,  the Chairman  of the Board.

He shall perform all duties incident  to the  office  of

President and such other duties as from  time  to time  may be assigned to him by the Chairman of the Board and  by these By-

Laws.





      Section  8.  Vice Presidents.  The Executive Vice-

President

and  each  Vice-President shall have such powers and perform all such  duties as from time to time may be assigned to him by  the Board or by the Chairman of the Board.





       Section  9.   The  Chief  Financial  Officer.   The
Chief

Financial Officer shall:

     (a)  have charge and custody of, and be responsible for,

all the funds and securities of the Corporation;

      (b)   keep  full  and  accurate accounts  of  receipts

and

disbursements  in  books belonging to the  Corporation  and

have control of all books of account of the Corporation;

     (c)  cause all moneys and other valuables to be deposited

to the  credit  of the Corporation in such depositaries  as

may  be designated by the Board;

      (d)  receive, and give receipts for, moneys due and

payable to the Corporation from any source whatsoever;

     (e)  disburse the funds of the Corporation and supervise

the investment                                            of

its funds as ordered or authorized by  the  Board,

taking proper vouchers therefor;

     (f)  render the Chairman of the Board, the President and

the Board,  whenever  the  Board or the Chairman  of  the

Board  may require,

an   account  of  the  financial  condition   of          the

Corporation; and

      (g)   in  general, perform all the duties incident  to

the

office  of treasurer and such other duties as from time  to

time may  be  assigned to him by the Board or by the Chairman of  the Board.





     Section 10.  The Secretary.  The secretary shall:

      (a)  keep or cause to be kept in one or more books

provided for  the  purpose, the minutes of all meetings of the

Board,  the committees of the Board and the stockholders;

      (b)  see that all notices are duly given in accordance

with the provisions of these By-Laws and as required by law;

      (c)   be  custodian  of the records and  the  seal  of

the

Corporation  and  affix  and  attest  the  seal  to   all

stock certificates   of  the  Corporation  (unless  the  seal

of   the

Corporation on such certificates shall be a facsimile, as

hereinafter provided) and affix and attest the seal to all

other documents  to be executed on behalf of the Corporation under  its seal;

      (d)   see that the books, reports, statements,

certificates and  other documents and records required by law to be  kept  and filed are properly kept and filed; and

      (e)   in  general, perform all the duties incident  to

the office  of Secretary and such other duties as from time  to

time may  be   assigned to him by the Board or by the Chairman

of  the Board.





     Section 11.  Officers' Bonds or Other Security.  If

required by the Board, any officer of the Corporation shall

give a bond or other  security  for the faithful performance of his  duties,  in such  amount  and with such surety or sureties as the  Board  may require.





     Section 12.  Compensation.  The compensation of the

officers of  the Corporation for their services as such

officers shall  be fixed from time to time by the Board;

provided, however, that the Board may delegate to the Chairman of the Board the power to  fix the

compensation  of  officers  and  agents  appointed  by  the

Chairman  of the Board.  An officer of the Corporation shall not be  prevented from receiving compensation by reason of  the fact that  he  is  also a director of the Corporation,  but

any  such officer  who shall also be a director shall not have any vote  in the determination of the amount of compensation paid to him.





                           ARTICLE V

                        INDEMNIFICATION

     Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended,  any  person who was or is made or is threatened  to be made  a  party  or is otherwise involved in any action,

suit  or proceeding,   whether   civil,   criminal,

administrative or

investigative (a "proceeding"), by reason of the fact that he,

or a  person    for whom he is the legal representative, is or

was  a

director  or officer of the Corporation or is or was  serving at the  request of the Corporation as a director, officer,

employee, fiduciary

or  agent of another corporation or of a  partnership,

joint  venture, trust, enterprise or nonprofit entity,

including service  with  respect  to employee benefit  plans,

against  all liability

and loss suffered and expenses reasonably incurred  by

such  person.   The  Corporation  shall  indemnify  a  person

in

connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.





      Section 2.  Prepayment of Expenses.  The Corporation

shall

pay  the expenses incurred in defending any proceeding in

advance of  its final disposition; provided, however, that the payment of expenses incurred by a director or officer in his capacity  as  a director  or officer in advance of the final disposition  of  the proceeding  shall be made only upon

receipt of an undertaking  by the  director  or  officer to

repay all amounts  advanced  if  it should  be determined to be indemnified under this Article  V  or otherwise.





      Section  3.   Claims.   If a claim for  indemnification

or payment  of  expenses under this Article V is not  paid  in full within  ninety  days  after a written  claim  therefor

has  been received  by  the  Corporation, the claimant  may

file  suit  to recover  the  unpaid amount of such claim and,

if  successful  in whole  or

in part, shall be entitled to be paid the  expense  of

prosecuting  such  claim.   In any such action,  the
Corporation shall have the burden of proving that the claimant was not entitled  to the requested indemnification or payment of

expenses under applicable law.



      Section 4.  Nonexclusivity of Rights.  The rights

conferred on  any  person by this Article V shall not be

exclusive  of  any other  rights  which  such person may have or  hereafter  acquire under any statute, provision of the

Certificate of Incorporation, these By-

Laws,  agreement, vote of stockholders or disinterested

directors or otherwise.









     Section 5.  Contracts and Arrangements.  The Corporation

may enter into contracts providing indemnification to the full extent authorized  or permitted by the Delaware General

Corporation  Law and may create a trust fund, grant a security interest and/or use other  means (including, without

limitation, letters  of  credit, surety  bonds  and  other

similar arrangements)  to  ensure  the payment  of  such

amounts  as  may become  necessary  to  effect indemnification pursuant to such contracts or otherwise.





     Section 6.  Amendment or Repeal.  Any repeal or

modification of the foregoing provisions of this Article V

shall not adversely affect  any right or protection of any

person in respect  of  any act  or  omission occurring prior to the time of such  repeal  or modification.





                          ARTICLE VI

         CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      Section  1.   Execution of Contracts.  Except as
otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer  or  officers (including any assistant  officer)  of the Corporation  as  the Board may from time to  time  direct.

Such authority may be general or confined to specific instances as the Board may determine.  Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not  have any power or authority to bind the

Corporation  by  any contract  or engagement or to pledge its credit or to  render  it pecuniarily liable for any purpose or to any amount.



      Section  2.   Loans.   Unless  the  Board  shall

otherwise determine, either (a) the President or the Chairman of the Board, or  (b)  any  Vice  President, the Chief

Financial  Officer,  the Treasurer  or the Secretary, together with the President  or  the Chairman of the Board, may effect loans and advances at any  time for  the  Corporation  from

any bank,  trust  company  or  other institution, or from any firm, corporation or individual, and for such  loans and

advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the

Corporation,  but  no  officer or officers  shall  mortgage,

pledge,  hypothecate or transfer any securities or other

property of the Corporation, except when authorized by the

Board.

      Section 3.  Checks, Drafts, etc.  All checks, drafts,

bills of  exchange or other orders for the payment of money out of  the funds  of  the  Corporation, and all notes or other

evidences  of indebtedness of the Corporation, shall be signed in the name  and on  behalf of the Corporation by such persons and in such  manner as shall from time to time be authorized by the Board.

      Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may  be  designated by any officer or officers of the

Corporation to  whom  such  power of designation may from  time to  time  be delegated by the Board.  For the purpose of

deposit and  for  the purpose of collection for the account of the Corporation, checks, drafts  and  other  orders for the

payment  of  money  which  are payable to the order of the

Corporation may be endorsed, assigned and  delivered by any

officer or agent of the Corporation, or  in such manner as the

Board may determine by resolution.



      Section  5.  General and Special Bank Accounts.  The

Board

may  from  time  to  time authorize the opening  and  keeping of general  and  special  bank  accounts  with  such  banks,

trust

companies or other depositories as the Board may designate or as may  be  designated by any officer or officers of the

Corporation to  whom  such  power of designation may from  time to  time  be delegated  by  the Board.  The Board may make such special  rules and

regulations  with  respect  to  such  bank  accounts,   not

inconsistent with the provisions of these By-Laws, as it may deem expedient.





      Section  6.   Proxies  in Respect of  Securities  of

Other

Corporations. Unless otherwise provided by resolution adopted by the Board, Chairman of the Board, the President or a Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of the stock or other securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed  in the name and on behalf of the Corporation and under its  corporate  seal, or otherwise, all such written

proxies  or other instruments as he may deem necessary or

proper.



                          ARTICLE VII

                         SHARES, ETC.

     Section 1.  Stock Certificates.  Each holder of stock of

the Corporation shall be entitled to have a certificate, in

such form as  shall  be  approved by the Board, certifying  the

number  of shares   of  stock  of  the  Corporation  owned  by

him.  The

certificates representing shares of stock shall be signed in the name  of  the  Corporation by the Chairman of the  Board or  the President  or  a  Vice-President  and  by  the

Secretary  or  an Assistant  Secretary  or the Treasurer or an

Assistant  Treasurer and sealed with the seal of the

Corporation (which seal may be  a facsimile,  engraved or

printed); provided, however,  that  where any  such certificate is countersigned by a transfer agent  other than  the

Corporation or its employee, or  is  registered  by  a

registrar other than the Corporation or one of its employees,

the signature             of  the  officers  of  the

Corporation upon   such

certificates may be facsimiles, engraved or printed.  In case any officer  who  shall have signed or whose facsimile

signature  has been  placed upon such certificates shall have ceased to be  such officer  before  such  certificates shall be  issued,  they  may nevertheless be issued by the

Corporation with the same effect as if such officer were still in office at the date of their issue.





      Section  2.   Books of Account and Record of

Stockholders.

The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.



      Section  3.  Transfers of Shares.  Transfers of  shares

of stock  of  the Corporation shall be made on the stock

records  of the  Corporation only upon authorization by the

registered holder thereof,  or  by his attorney thereunto

authorized  by  power  of attorney  duly executed and filed

with the Secretary  or  with  a transfer  agent  or  transfer clerk,  and  on  surrender  of  the certificate or certificates for such shares properly endorsed  or accompanied  by  a  duly executed stock transfer  power  and  the payment  of  all taxes thereon.  Except as otherwise provided  by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on  the record  of

stockholders as the owner of such share or shares  for all

purposes,  including,  without  limitation,  the  rights  to receive  dividends or other distributions, and to  vote  as

such owner,  and  the  Corporation may hold any  such

stockholder  of record liable for calls and assessments and the

Corporation shall not  be  bound to recognize any equitable or legal  claim  to  or interest  in  any such share or shares on the part of  any  other person  whether  or  not it shall have

express  or  other  notice thereof.   Whenever  any transfers

of shares shall  be  made  for collateral  security and not

absolutely, and both the  transferor and  transferee request the Corporation to do so, such fact shall be stated in the

entry of the transfer.

     Section 4.  Regulations.  The Board may make such

additional rules and regulations, not inconsistent with these

By-Laws, as it may                                     deem

expedient  concerning  the  issue,    transfer      and

registration  of  certificates  for  shares  of  stock   of

the

Corporation.   It  may  appoint,  or  authorize  any  officer
or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates  for  shares  of stock  to  bear  the  signature or signatures of any of them.



      Section 5.  Lost, Destroyed or Mutilated Certificates.

The

holder  of  any certificate representing shares of stock  of the Corporation shall immediately notify the Corporation of any

loss, destruction   or   mutilation  of  such  certificate,

and  the

Corporation may issue a new certificate of stock in the place of any  certificate theretofore issued by it which the owner thereof shall

allege  to have been lost, stolen or destroyed,  or  which

shall  have been mutilated, and the Board may, in its

discretion,

require  such owner or his legal representative to  give  to the Corporation a bond in such sum, limited or unlimited, and in such form  and  with  such  surety or sureties as  the

Board  in  its absolute discretion shall determine, to

indemnify the Corporation against any claim that may be made against it on account  of  the alleged  loss, theft, or

destruction of any such certificate,  or the  issuance  of  a new certificate.  Anything  herein  to  the contrary

notwithstanding, the Board, in its absolute discretion, may

refuse to issue any such new certificate, except pursuant  to legal proceedings under the laws of the State of Delaware.





      Section 6.  Stockholder's Right of Inspection.  Any

person

who  shall  have been a stockholder of record of the

Corporation for  at least six months immediately preceding his demand, or any person  holding, or thereunto authorized by the holders  of,  at least

five  percent of the outstanding shares of  stock  of  the

Corporation, shall, in person or by attorney or other agent,

upon written  demand under oath stating the purpose thereof,

have  the right

during  the  ordinary business hours to  inspect  for  any

proper purpose the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably  related to such person's interest as  a

stockholder. In  every instance where an attorney or other

agent shall be  the person  who seeks the right to inspection,

the demand under  oath shall be accompanied by a power of

attorney or such other writing which  authorizes the attorney or other agent to so act on behalf of  the stockholder.  The demand under oath shall be directed  to the  Corporation at its registered office in this State or at its principal place of business.





      Section  7.   Fixing of Record Date.   In  order  that

the Corporation may determine the stockholders entitled to

notice  of or  to  vote  at  the meeting of stockholders or any adjournment thereof,  or  to express consent to corporate

action  in  writing without a meeting, or entitled to receive payment of any dividend or  other distribution or allotment of any rights or entitled  to exercise  any  rights  in respect of any  change,  conversion  or exchange of stock or for the

purpose of any other lawful  action, the Board may fix, in

advance, a record date, which shall not  be more

than sixty nor less than ten days before the date  of  such

meeting,  nor more than sixty days prior to any other action.

A determination of stockholders of record entitled to notice of or to  vote  at  a  meeting  of  stockholders  shall  apply  to any adjournment of the meeting; provided, however, that the

Board may fix a new record date for the adjourned meeting.

                         ARTICLE VIII

                            OFFICES

     Section 1.  Registered Office.  The registered office of

the

Corporation  in  the State of Delaware shall be  at  1209
Orange Street, Wilmington, County of New Castle, Delaware. The name of the resident agent in charge thereof shall be the Corporation Trust Company.





     Section 2.  Other Offices.  The Corporation may also have

an office or offices other than said principal office at such place or  places, either within or without the Sate of

Delaware, as the Board  shall from time to time determine or the business  of  the Corporation may require.

                          ARTICLE IX

                          FISCAL YEAR

      The  fiscal year of the Corporation shall be January  1

to December 31 of each year.

                           ARTICLE X

                             SEAL

      The Board shall provide a corporate seal, which shall be

in the  form  of  two concentric circles and bear the  name  of the Corporation  and  the  words  and figures  "Corporate  Seal

1971 Delaware."

                          ARTICLE XI

                          AMENDMENTS

      The Board shall have the power to amend these By-Laws by

a majority  vote. Notwithstanding  anything  contained  in

these

By-Laws to the contrary, the stockholders may amend these By-Laws, but only by an affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of the Corporation entitled to vote, except when stockholders are required to vote by class, in which
event  sixty-six   and two-thirds  percent (66 2/3%) of the
voting power of  that  class shall be required.